UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

EMC METALS CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices)(Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01           Regulation FD Disclosure.

On September 20, 2012, EMC Metals Corp. issued a news release announcing the results of a positive, Canadian National Instrument 43-101 compliant Preliminary Economic Assessment (“PEA”), including an updated resource estimate, for the Company’s 100% owned Springer Tungsten Mine project, located in Imlay, Nevada. The PEA was prepared for the Company by Associated Geosciences Ltd. of Calgary, Alberta, Canada, and Practical Mining LLC of Elko, Nevada, USA, both independent mining industry consultants.

A copy of the news release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the news release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Note that the news release uses Canadian Institute of Mining (CIM) definitions and U.S. investors are cautioned that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. Please see the news release for additional cautionary information for U.S. investors.

Item 9.01           Financial Statements and Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1 News release dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	September 21, 2012	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer